SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2002

U.S. REALTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30401	36-4166222

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Fifteen Piedmont Center, Suite 100, Atlanta, Georgia	30305

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 869-2500

N/A

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
Asset Purchase Agreement dated 5/31/02
Amendment no.1 to Asset Purchase Agreement
Omnibus Post-Closing Agreement
Certificate of Designations for Series A Stock
Loan and Security Agreement dated 7/12/02
Letter Agreement dated 7/16/02
Press Release dated 7/17/02

Item 2.   Acquisition or Disposition of Assets.

Effective July 16, 2002, Cypress Communications, Inc., a Delaware corporation (“Cypress Communications”), a wholly owned subsidiary of U.S. RealTel, Inc., a Delaware corporation (the “Company”) completed its previously announced purchase of certain assets of Intermedia Advanced Building Networks, the shared tenant telecommunications services business (the “Business”) of WorldCom, Inc. The acquired assets include all customer contracts, in-building networks and the associated building access rights, as well as the necessary employees to support these assets.

The purchase was made pursuant to an Asset Purchase Agreement by and among Intermedia Communications, Inc., Shared Technologies Fairchild, Inc., Shared Technologies Fairchild Telcom, Inc., MCI WorldCom Communications, Inc., WorldCom, Inc. (collectively the “Sellers”) and Cypress Communications, dated May 31, 2002, attached hereto as Exhibit 2.4, which was amended on July 16, 2002, pursuant to an Amendment No. 1 to Asset Purchase Agreement among the Sellers and Cypress Communications, attached hereto as Exhibit 2.4.1. Under the Asset Purchase Agreement, as amended by Amendment No. 1, Cypress Communications paid $29 million in cash at closing to the Sellers and assumed various liabilities arising out of the operation of the Business after the closing and accrued but unpaid network service expenses incurred by the Sellers in the operation of the Business prior to the closing, up to a maximum of $2 million.

Concurrently with the closing, Cypress Communications entered into an Omnibus Post-Closing Services Agreement with the Sellers and certain of their affiliates, attached hereto as Exhibit 2.4.2 (the “Omnibus Agreement”). Under the Omnibus Agreement, the Sellers and their affiliates agreed to provide Cypress Communications:

     (i)  specified transition services;

     (ii)  specified wholesale international, interstate, intrastate and local telecommunications services and Internet services;

     (iii)  access to the Sellers’ U.S. Internet collocation facilities and support services;

     (iv)  access to the Sellers’ network collocation facilities;

     (v)  access to certain buildings of the Sellers in which the purchased assets are located; and

     (vi)  pending the receipt of certain consents from building owners, management services to such building owners on behalf of Cypress Communications.

The Company and Cypress Communications raised $28 million to finance the acquisition. The $28 million financing included:

     (i)  a $10 million senior secured revolving credit facility from Silicon Valley Bank (the “Senior Debt”) to Cypress Communications;

     (ii)  an $8 million bridge loan (the “Bridge Loan”) to the Company and Cypress Communications from the J. Oliver Cunningham Trust, an Indiana trust (“JOC Trust”), the Anne C. McClure Trust, an Illinois trust (the “ACM Trust”), the Jane C. Warriner Trust, an Indiana trust (the “JCW Trust”), Noro-Moseley Partners V, L.P., a Georgia limited partnership (“Noro-Moseley”) and the Wakefield Group III, LLC, a North Carolina limited liability company (“Wakefield”); and

     (iii)  the sale of $10 million of the Company’s and Cypress Communication’s Fixed Rate Convertible Notes due July 1, 2009 (the “Convertible Notes”) to the JOC Trust, the ACM Trust, the JCW Trust, Noro-Moseley and Wakefield.

The JOC Trust, the ACM Trust and the JCW Trust are affiliates of certain stockholders of the Company and of Ross J. Mangano, a director and Chairman of the Board of the Company and of Cypress Communications.

The Senior Debt was obtained by Cypress Communications pursuant to a Loan and Security Agreement, dated July 12, 2002 between Cypress Communications and Silicon Valley Bank, attached hereto as Exhibit 10.9. The Senior Debt accrues interest at the prime rate (with a floor of 4.75%) plus 2% per annum and matures on July 12, 2004, unless terminated earlier. The Senior Debt is secured by all of the assets of Cypress Communications and is unconditionally guaranteed by the Company.

The Bridge Loan was obtained by the Company and Cypress Communications pursuant to a Loan Agreement dated July 16, 2002 among the Company, Cypress Communications, the JOC Trust, the ACM Trust, the JCW Trust, Noro-Moseley and Wakefield (each, acting in such capacity, a “Bridge Lender” and collectively, the “Bridge Lenders”), attached hereto as Exhibit 10.10. The Bridge Loan accrues interest at 14% per annum, and matures on the earlier to occur of (i) one business day following the maturity of the Senior Credit Facility and (ii) July 16, 2005. Each Bridge Lender was entitled to receive an initial loan fee equal to 2.5% of that portion of the Bridge Loan that was funded by such Bridge Lender. If the Bridge Loan is outstanding 60 days after the closing, the Company and Cypress Communications must pay each Bridge Lender an additional loan fee equal to 1.25% of the then outstanding principal balance of such Bridge Lender’s share of the Bridge Loan. If the Bridge Loan is outstanding 90 days after the closing, the Company and Cypress Communications must pay each Bridge Lender an additional loan fee equal to 1.25% of the then outstanding principal balance of such Bridge Lender’s share of the Bridge Loan. If the Bridge Loan is outstanding 120 days after the closing, the Company and Cypress Communications must pay to each Bridge Lender an additional loan fee equal to 1.00% of the then outstanding principal balance of such Bridge Lender’s share of the Bridge Loan. The loan fees described above are cumulative and are payable on the earlier to occur of the maturity date of the Bridge Loans or the date on which the Bridge Loans are paid in full. At the closing of the Bridge Loan, the Company issued the Bridge Lenders warrants to purchase an aggregate of 400,000 shares of the Company’s common stock at an exercise price of $1.13 per share. These warrants are exercisable for a term of 10 years. A copy of the form of warrant is attached hereto as Exhibit 10.11.

The Convertible Notes were issued by the Company and Cypress Communications pursuant to a Purchase Agreement dated July 16, 2002 among the Company, Cypress Communications, the JOC Trust, the ACM Trust, the JCW Trust, Noro-Moseley and Wakefield (each, acting in such capacity, a “Purchaser” and collectively, the “Purchasers”), attached hereto as Exhibit 10.12. The Convertible Notes accrue interest at the rate of 7.5% per annum, compounded quarterly, and payable at maturity. The principal of and accrued interest on the Convertible Notes is convertible into the Company’s common stock at $1.13 per share. The Convertible Notes are redeemable by the Company or Cypress Communications at any time by payment of the outstanding principal balance and accrued interest. In the event that the Convertible Notes are redeemed, the Purchasers are entitled to exercise warrants to purchase the number of shares of common stock of the Issuer that the Convertible Notes were convertible into on the redemption date at a conversion price of $1.13 per share. In connection with the issuance of the Convertible Notes, the Company, the Purchasers and the Bridge Lenders entered into a Registration Rights Agreement, attached hereto as Exhibit 10.13 which provides for the registration of the common stock issuable upon (i) the conversion of the Convertible Notes; (ii) the exercise of the Warrants issued in connection with the Bridge Loan; and (iii) the exercise of the Warrants exercisable upon the redemption of the Convertible Notes.

In connection with the issuance of the Convertible Notes, the Purchasers were issued a total of 100 shares of the Company’s Series A Preferred Stock (the “Series A Preferred”) without additional consideration. The rights of the Series A Preferred are set forth in a Certificate of Designations, adopted by the Company’s board of directors and attached hereto as Exhibit 3.3. The holders of a majority of the Series A Preferred are entitled to elect two members of the Company’s board of directors and the holders of the Series A Preferred are entitled to receive dividends and distributions equal to those payable to the holders of an equivalent number of shares of the Company’s common stock. In addition, the Company may not, without the prior written consent of holders of a majority of the Series A Preferred, (i) increase or decrease (other than by redemption or conversion) the authorized number of shares of Series A Preferred; (ii) cancel or modify the voting rights of the holders of Series A Preferred; cancel or modify the rights of the holders of Series A Preferred; or (iii) amend, waive, alter, modify or repeal any provision of the Certificate of Incorporation or Bylaws of the Corporation, if such amendment, alternation, modification or repeal would adversely affect the Series A Preferred, including the issuance of preferred stock with voting rights senior or pari passu to the Series A Preferred. The Series A Preferred is redeemable by the Company in the event that:

     (a)  at least 75% of the principal amount of the Convertible Notes is converted into shares of common stock of the Company;

     (b)  at least 75% of the principal amount of the Convertible Notes is redeemed;

     (c)  the Company has submitted an application in good faith to apply for listing on AMEX, NASDAQ or another national exchange to register its securities on such exchange, the average daily trading price per share of the common stock as reported in such application is at least $4.00 per share, and the Company subsequently receives a comment from such exchange that its application for listing will not be accepted so long as the Series A Preferred remains outstanding with the voting rights described herein; or

     (d)  the outstanding principal and interest on the Convertible Notes are paid in full on the maturity date of the Convertible Notes.

The redemption price for the Series A Preferred is $0.001 per share.

The Bridge Lenders and the Purchasers entered into an Intercreditor (Subordination) Agreement, which, among other things, provides that under certain limited circumstances, all amounts payable by the Company and Cypress Communications under the Bridge Loan and the Convertible Notes will be payable, pro rata among the Bridge Lenders and the Purchasers, on a pari passu basis. To induce the JOC Trust, the ACM Trust and the JCW Trust to enter into the Intercreditor (Subordination) Agreement, the Company and Cypress Communications entered into a Letter Agreement, attached hereto as Exhibit 10.14 (the “Letter Agreement”). Pursuant to the Letter Agreement, the Company and Cypress Communications agreed to pay them, in proportion to the amounts lent by them under the Loan Agreement, a fee of $1,000,000 (the “Risk Allocation Fee”). The Risk Allocation Fee is payable to them upon the earlier to occur of the achievement of certain earnings milestones set forth in the Letter Agreement or June 30, 2003.

The foregoing information does not purport to be complete and is qualified in its entirety by reference to the Exhibits attached hereto.

Item 5.   Other Events.

The holders of the Series A Preferred are entitled to designate two members of the Company’s board of directors, as well as the board of directors of Cypress Communications. By resolution of their respective boards of directors, the number of directors of the Company and Cypress Communications has been set at five. To accommodate the new members, Perry H. Ruda, Jordan E. Glazov and Mark J. Grant each resigned as members of the Company’s board of directors, and Messrs. Ruda and Grant resigned as members of Cypress Communications’ board of directors, in each case effective as of July 16, 2002. The vacancies resulting from the foregoing resignations and resolutions have been filled by Charles B. McNamee, and the two designees of the Series A Preferred holders, Steve G. Nussrallah and Michael F. Elliott. Messrs. McNamee, Nussrallah and Elliot join existing board members Gerald H. Sweeney and Ross J. Mangano on the board of directors of both the Company and Cypress Communications.

Mr. McNamee has served as an executive vice president of the Company since April 2002 and as chief executive officer of Cypress Communications since February 2002. Between June 2001 and February 2002, Mr. McNamee was chief executive officer of Resurgence Communications, LLC. Prior to that, he was vice president-network operations for LGC Wireless from November 2000 to May 2001 and president-Occupant Services for U.S. RealTel, Inc. from March 1998 to November 2000. Mr. McNamee served as a director and chief executive officer of Tie Communications from October 1995 to March 1998.

Mr. Nussrallah has been a general partner of Noro-Moseley Partners, an Atlanta-based venture capital firm, since January 2001. He has also served as chairman of the board of Concurrent Computer Corp., since October 2000. Before becoming chairman, he served as president and chief executive officer of Concurrent from January 2000 to October 2000 and as president of its Xstreme division from January 1999 to December 1999. From March 1996 to March 1998, he served as president and chief operating officer of Syntellect Inc. From January 1990 to March 1996, he served as president and chief operating officer of Telecorp Systems Inc. From 1984 to 1990, he served as vice president of engineering and in various other capacities for Scientific-Atlanta, Inc.

Mr. Elliott has served as a managing director of Wakefield Group, a North Carolina-based venture capital firm since March 1997. He served as a managing director of NationsBank Capital Investors from January 1994 through March 1997 and was a founding General Partner of NCNB Venture Co., LP. Prior to joining NationsBank, Mr. Elliott was a member of Ernst & Young’s Corporate Finance Group. Mr. Elliott serves as a director of several of the Wakefield Group’s portfolio companies.

In addition, effective upon the closing of the acquisition, the Company suspended its stock repurchase program.

Item 7.   Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. At the present time, it is impractical to provide financial statements for the business acquired. The Company anticipates seeking exemptive relief from the Securities and Exchange Commission with respect to the requirement to file certain financial statements for the acquired business which it believes may not be available, or, if available at all, may be obtained only with the expenditure of substantial time and resources, if any such financial statements are required by this Item 7 of Form 8-K. The Company will file any such required financial statements under cover of Form 8-K/A as soon as practicable, but not later than September 30, 2002 (60 days after this Report is required to be filed).

(b)	At the present time, it is impractical to provide the proforma financial information relative to the business acquired. The Company anticipates seeking exemptive relief from the Securities and Exchange Commission with respect to the requirement to file proforma financial information for the acquired business which it believes may not be available, or, if available at all, may be obtained only with the expenditure of substantial time and resources, if any such proforma financial information is required by this Item 7 of Form 8-K. If such information is required, the Company will file such proforma financial information under cover of Form 8-K/A as soon as practicable, but not later than September 30, 2002 (60 days after this Report is required to be filed).

(c)	Exhibits:

2.4	Asset Purchase Agreement, dated May 31, 2002, by and among Intermedia Communications, Inc. Shared Technologies Fairchild, Inc., Shared Technologies Fairchild Telecom, Inc., MCI WorldCom Communications, Inc., WorldCom, Inc., and Cypress Communications, Inc. (the “Asset Purchase Agreement”)

2.4.1	Amendment No. 1 to Asset Purchase Agreement and Waiver, dated July 16, 2002 by and among Intermedia Communications, Inc. Shared Technologies Fairchild, Inc., Shared Technologies Fairchild Telecom, Inc., MCI WorldCom Communications, Inc., WorldCom, Inc., and Cypress Communications, Inc.

2.4.2	Omnibus Post-Closing Agreement by and among Intermedia Communications, Inc. Shared Technologies Fairchild, Inc., Shared Technologies Fairchild Telecom, Inc., MCI WorldCom Communications, Inc., WorldCom, Inc., and Cypress Communications, Inc.

3.3	Certificate of Designations for Series A Preferred Stock

10.9	Loan and Security Agreement between Silicon Valley Bank and Cypress Communications, Inc. dated July 12, 2002

10.10	Loan Agreement, dated July 16, 2002, among the J. Oliver Cunningham Trust, the Ann C. McClure Trust, the Jane C. Warriner Trust, Noro-Moseley Partners V, L.P. and Wakefield Group III, LLC, as the Lenders and U.S. RealTel, Inc. and Cypress Communications, Inc. as the Borrowers (the “Loan Agreement”) (incorporated by reference to Exhibit 1 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.11	Form of Common Stock Purchase Warrant of U.S. RealTel, Inc. issued to the J. Oliver Cunningham Trust, the Ann C. McClure Trust, the Jane C. Warriner Trust, Noro-Moseley Partners V, L.P. and Wakefield Group III, LLC, in connection with the Loan Agreement dated July 16, 2002 (incorporated by reference to Exhibit 2 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.12	Purchase Agreement dated July 16, 2002 among the J. Oliver Cunningham Trust, the Ann C. McClure Trust, the Jane C. Warriner Trust, Noro-Moseley Partners V, L.P. and Wakefield Group III, LLC, as the Purchasers and U.S. RealTel, Inc. and Cypress Communications, Inc. as the Issuers (incorporated by reference to Exhibit 3 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.13	Registration Rights Agreement, dated as of July 16, 2002 by and among U.S. RealTel, Inc., Cypress Communications, Inc., Noro-Moseley Partners V, L.P., Wakefield Group III, LLC, the J. Oliver Cunningham Trust, the Ann C. McClure Trust and the Jane C. Warriner Trust (incorporated by reference to Exhibit 4 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.14	Letter Agreement dated as of July 16, 2002 by and among U.S. RealTel, Inc., Cypress Communications, Inc., the J. Oliver Cunningham Trust, the Ann C. McClure Trust and the Jane C. Warriner Trust

99.1	Press Release issued July 17, 2002 by Cypress Communications, Inc. announcing the completion of the acquisition of the assets of Intermedia Advanced Building Networks, the shared tenant telecommunications service business of WorldCom, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. REALTEL, INC.

	By:	/s/ Charles B. McNamee

Name: Charles B. McNamee Title: Executive Vice President

Dated: July 31, 2002

EXHIBIT INDEX

2.4	Asset Purchase Agreement, dated May 31, 2002, by and among Intermedia Communications, Inc. Shared Technologies Fairchild, Inc., Shared Technologies Fairchild Telecom, Inc., MCI WorldCom Communications, Inc., WorldCom, Inc., and Cypress Communications, Inc. (the “Asset Purchase Agreement”)

2.4.1	Amendment No. 1 to Asset Purchase Agreement and Waiver, dated July 16, 2002 by and among Intermedia Communications, Inc. Shared Technologies Fairchild, Inc., Shared Technologies Fairchild Telecom, Inc., MCI WorldCom Communications, Inc., WorldCom, Inc., and Cypress Communications, Inc.

2.4.2	Omnibus Post-Closing Agreement by and among Intermedia Communications, Inc. Shared Technologies Fairchild, Inc., Shared Technologies Fairchild Telecom, Inc., MCI WorldCom Communications, Inc., WorldCom, Inc., and Cypress Communications, Inc.

3.3	Certificate of Designations for Series A Preferred Stock

10.9	Loan and Security Agreement between Silicon Valley Bank and Cypress Communications, Inc. dated July 12, 2002

10.10	Loan Agreement, dated July 16, 2002, among the J. Oliver Cunningham Trust, the Ann C. McClure Trust, the Jane C. Warriner Trust, Noro-Moseley Partners V, L.P. and Wakefield Group III, LLC, as the Lenders and U.S. RealTel, Inc. and Cypress Communications, Inc. as the Borrowers (the “Loan Agreement”) (incorporated by reference to Exhibit 1 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.11	Form of Common Stock Purchase Warrant of U.S. RealTel, Inc. issued to the J. Oliver Cunningham Trust, the Ann C. McClure Trust, the Jane C. Warriner Trust, Noro-Moseley Partners V, L.P. and Wakefield Group III, LLC, in connection with the Loan Agreement dated July 16, 2002 (incorporated by reference to Exhibit 2 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.12	Purchase Agreement dated July 16, 2002 among the J. Oliver Cunningham Trust, the Ann C. McClure Trust, the Jane C. Warriner Trust, Noro-Moseley Partners V, L.P. and Wakefield Group III, LLC, as the Purchasers and U.S. RealTel, Inc. and Cypress Communications, Inc. as the Issuers (incorporated by reference to Exhibit 3 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.13	Registration Rights Agreement, dated as of July 16, 2002 by and among U.S. RealTel, Inc., Cypress Communications, Inc., Noro-Moseley Partners V, L.P., Wakefield Group III, LLC, the J. Oliver Cunningham Trust, the Ann C. McClure Trust and the Jane C. Warriner Trust (incorporated by reference to Exhibit 4 to Noro-Moseley Partners V, L.P. Schedule 13D filed on July 26, 2002)

10.14	Letter Agreement dated as of July 16, 2002 by and among U.S. RealTel, Inc., Cypress Communications, Inc., the J. Oliver Cunningham Trust, the Ann C. McClure Trust and the Jane C. Warriner Trust

99.1	Press Release issued July 17, 2002 by Cypress Communications, Inc. announcing the completion of the acquisition of the assets of Intermedia Advanced Building Networks, the shared tenant telecommunications service business of WorldCom, Inc.